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                         SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C.  20549


                                     FORM 8-K


                                   CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


             Date of Report (Date of earliest event reported) JUNE 14, 1994
                                                              (MAY 23, 1994)


                            CORNERSTONE NATURAL GAS, INC.
               (Exact name of registrant as specified in its charter)



                                     DELAWARE
                  (State or other jurisdiction of incorporation)



                0-11994                                        74-1952257
              (Commission                                     (IRS Employer
              File Number)                                  Identification No.)


         8080 N. CENTRAL EXPRESSWAY
                SUITE 1200
               DALLAS, TEXAS                                      75206
  (Address of principal executive offices)                      (Zip Code)


        Registrant's telephone number, including area code (214) 691-5536

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ITEM 5. OTHER EVENTS

   On May 23, 1994, Cornerstone Natural Gas, Inc.'s wholly-owned subsidiary, Dubach Gas Company, completed the sale of its Claiborne refinery and certain idle refining assets at its Dubach facility in north Louisiana to Arcadia Refining & Marketing Company, L.P., a Texas limited partnership. The Company also entered into a letter of intent to sell its remaining idle refining assets located at Dubach to an affiliate of Arcadia.

   Total purchase consideration for the Claiborne refinery, inventories and certain Dubach refining assets was approximately $4.3 million consisting of a $2.39 million cash payment, a $1 million subordinated note and a 46% minority limited partnership interest in Arcadia held by Dubach Gas Company. Of the 46% limited partnership interest, Dubach Gas Company holds 6% interest in trust for the Turner Mason & Company. Total consideration for the proposed Dubach transaction is expected to be approximately $1.0 million. If the transaction had been completed January 1, 1994, the Company revenues and net earnings would have decreased by approximately $8.5 million and $337,000, respectively for the three months ended March 31, 1994. The first quarter results, as adjusted for the sale of the refinery operations, do not include any earnings applicable to the two cryogenic gas processing units which the company brought on-line in April 1994. Accordingly, management does not believe that the first quarter results are indicative of the results which the Company expects to achieve in the last half of 1994.

   The sale of the Claiborne facility and letter of intent to sell the Dubach facility by the end of the second quarter is two of the final steps necessary to refocus the Company on its gas gathering, processing and marketing business and disposing of its petroleum refining business. The sale of the Dubach Refinery is subject to numerous conditions including, but not limited to, negotiations and execution of a definitive purchase document.



ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial statements of business acquired - not applicable

(b)  Pro forma financial information - not applicable

(c)  Exhibits

     10.1 Asset Contribution Agreement by and between Dubach Gas Company and Arcadia Refining & Marketing Company, L.P., dated April 14, 1994.


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                                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  CORNERSTONE NATURAL GAS, INC.
                                  (Registrant)


Dated: June 14, 1994              /s/ Ray C. Davis

                                  Ray C. Davis
                                  Chairman of the Board and
                                  Chief Executive Officer